Exhibit 99.1

WHX Corporation Reports Financial Results for the Third Quarter of 2010

WHITE PLAINS, N.Y. November 9, 2010 -- WHX Corporation (NASDAQ (CM): WXCO); ("WHX" or the "Company") today reported financial results for the third quarter ended September 30, 2010.

The Company reported net income of $6.0 million on net sales of $173.8 million for the three months ended September 30, 2010, compared with net income of $1.0 million on net sales of $142.3 million for the three months ended September 30, 2009. Basic and diluted net income per common share was $0.49 for the three months ended September 30, 2010, compared with net income of $0.08 per share in the same period of 2009.

For the nine months ended September 30, 2010, WHX reported net income of $9.6 million on net sales of $499.9 million, compared with a net loss of $14.5 million on net sales of $406.8 million for the nine months ended September 30, 2009. Basic and diluted net income per common share was $0.79 for the nine months ended September 30, 2010, compared with a net loss of $1.19 per share in the same period of 2009.

“The increase in demand as compared to 2009 for WHX’s products and services that we reported in the first half of 2010 continued in the third quarter, resulting in 22.1% quarter-over-quarter sales growth, and 22.9% sales growth on a year-to-date basis versus 2009,” said Glen Kassan, Vice Chairman of the Board and Chief Executive Officer of WHX. “The increased sales volume across all operating business segments was driven by the improvement in the world-wide economy, with increased demand from the electrical, replacement roofing, petrochemical and commercial construction markets.”

Mr. Kassan added: “The Company also reported higher gross margin and reduced selling, general and administrative expenses as a percentage of sales for the three and nine months ended September 30, 2010 versus the same periods in 2009, principally generating the $6.5 million and $28.2 million improvement in income from continuing operations for the three and nine months ended September 30, 2010 over 2009. We believe the improvement in gross margin and reductions in expenses as a percentage of sales were materially driven by the continuing application of the WHX Business System and other cost improvement initiatives.”

“We also  refinanced in October substantially all of WHX’s indebtedness principally with our existing lenders or their affiliates.  This refinancing will lower our ongoing borrowing costs compared to our prior financing arrangements and extend the maturity date of almost all of our indebtedness." Mr. Kassan stated.

Other Financial Highlights:

Net income from continuing operations in the third quarter of 2010 was $6.2 million, compared to net income from continuing operations of $1.4 million in the third quarter of 2009. The increase of $4.8 million in the net income from continuing operations was principally driven by the $31.5 million increase in sales, an improvement in gross margin from 25.7% to 27.1%, and a $2.4 million lower non-cash pension expense, partially offset by a $2.8 million lower gain on proceeds from insurance claims.

The Company generated Adjusted EBITDA of $21.0 million for the third quarter of 2010, as compared to $15.0 million for the same period in 2009, an increase of $6.0 million.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.

Gross profit in the third quarter of 2010 increased to $47.0 million as compared to $36.6 million for the same period of 2009. Gross profit margin also improved to 27.1% as compared to 25.7% during the same period of 2009, with improvement in all business segments.  The improvement in gross profit margin was driven by higher production volume, more profitable product mix, and enhanced manufacturing efficiencies.

Selling, general and administrative expenses of $30.4 million for the third quarter of 2010 were $5.0 million higher than the third quarter of 2009, reflecting higher variable costs, plus the reinstatement of certain employee compensation costs.  The 2009 quarter reflected the suspension of these programs.  SG&A expenses as a percent of net sales were lower in the third quarter of 2010, at 17.5% of net sales, as compared to 17.8% of net sales for the same period of 2009.

Non-cash pension expense of $1.1 million was recorded in the third quarter of 2010, compared to $3.5 million of non-cash pension expense in the third quarter of 2009. The non-cash pension expense in both years primarily represents actuarial loss amortization.

 During the third quarter of 2009, WHX evaluated the goodwill of its Silicone Technology reporting unit in light of deterioration of its profitability and forecasted future operating income.  As a result of the evaluation, a non-cash impairment charge of $1.1 million was recognized in the third quarter of 2009 to write down the goodwill.

During the third quarter of 2010, the Company recognized income of $0.2 million from the proceeds of an insurance claim relating to a fire at one of its facilities in Mexico.  During the three months ended September 30, 2009, the Company recorded a gain from insurance proceeds of $3.0 million.  The Company reached a settlement agreement with an insurer for reimbursement of certain remediation and legal expenses for five sites where one or more of of our subsidiaries had incurred environmental remediation expenses.

Note Regarding Presentation of Non-GAAP Financial Measures:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “Adjusted EBITDA”.  The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about WHX, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of realized and unrealized losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gain, and pension expense or credit, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company’s Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation. Further, the Company believes that Adjusted EBITDA is a measure of leverage capacity and the Company’s ability to service its debt.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including realized and unrealized losses on derivatives, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company’s net realized and unrealized losses and gains on derivatives and any LIFO liquidations of its precious metal inventory;
•	Adjusted EBITDA does not reflect the Company’s interest expense;
•	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include pension expense; and
•	Adjusted EBITDA does not include discontinued operations.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing WHX.

The Company reconciles Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth below.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Our Company

WHX Corporation is a diversified global industrial company delivering value through the WHX Business System which drives innovation, operating excellence and superior customer service. WHX and its affiliated companies employ over 1,700 people at 30 locations in eight countries.

Our companies are organized into six businesses: Precious Metals, Tubing, Engineered Materials, Arlon Electronic Materials, Arlon Coated Materials and Kasco.

We sell our products and services through direct sales forces, distributors and manufacturer's representatives. We serve a diverse customer base, including the construction, electronics, telecommunications, home appliance, transportation, utility, medical, semiconductor, and aerospace and aviation markets. Other markets served include the signage industry and meat room products and maintenance services for the food industry.

We are based in White Plains, New York and our common stock is listed on the NASDAQ Capital Market under the symbol WXCO.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect WHX’s current expectations and projections about its future results, performance, prospects and opportunities.  WHX has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors, that could cause its actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, WHX’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company’s stock price and the potential fluctuation in its operating results.  Although WHX believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2009 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, WHX undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

WHX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2010	2009	2010	2009

	(in thousands except per share)

Net sales	$173,805	$142,317	$499,921	$406,822
Cost of goods sold	126,790	105,707	367,066	307,013
Gross profit	47,015	36,610	132,855	99,809

Selling, general and administrative expenses	30,397	25,379	92,012	79,562
Pension expense	1,087	3,521	3,262	10,436
Asset impairment charges	-	-	1,582	2,046
Goodwill impairment charge	-	1,140	-	1,140
Proceeds from insurance claims, net	(231)	(3,000)	(231)	(3,000)
Restructuring charges	246	620	389	1,891
Other operating expenses (income)	4	(15)	(11)	60
Income from continuing operations	15,512	8,965	35,852	7,674
Other:
Interest expense	6,740	6,693	20,220	18,768
Realized and unrealized loss on derivatives	1,799	622	2,208	316
Other expense (income)	(232)	(53)	323	(169)
Income (loss) from continuing operations before tax	7,205	1,703	13,101	(11,241)
Tax provision	958	261	2,426	427
Income (loss) from continuing operations, net of tax	6,247	1,442	10,675	(11,668)

Discontinued Operations:
Loss from discontinued operations, net of tax	(213)	(624)	(1,078)	(4,458)
Gain on disposal of assets, net of tax	3	182	3	1,671
Net loss from discontinued operations	(210)	(442)	(1,075)	(2,787)

Net income (loss)	$6,037	$1,000	$9,600	$(14,455)

Basic and diluted per share of common stock

Income (loss) from continuing operations, net of tax	$0.51	$0.12	$0.88	$(0.96)
Discontinued operations, net of tax	(0.02)	(0.04)	(0.09)	(0.23)
Net income (loss)	$0.49	$0.08	$0.79	$(1.19)

Weighted average number of common shares outstanding	12,179	12,179	12,179	12,179

WHX CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(Dollars and shares in thousands)	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$8,323	$8,796
Trade and other receivables - net of allowance for doubtful accounts of $2,887 and $2,806, respectively	95,538	71,796
Inventories	67,303	60,122
Deferred income taxes	1,272	1,261
Other current assets	8,804	9,008
Current assets of discontinued operations	1,765	1,681
Total current assets	183,005	152,664

Property, plant and equipment at cost, less accumulated depreciation and amortization	81,700	86,969
Goodwill	63,928	63,946
Other intangibles, net	31,822	34,035
Other non-current assets	13,713	11,801
Non-current assets of discontinued operations	-	4,426
	$374,168	$353,841

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Trade payables	$52,007	$35,123
Accrued liabilities	31,286	23,351
Accrued environmental liability	5,654	6,692
Accrued interest - related party	2,767	1,600
Short-term debt	11,766	19,087
Current portion of long-term debt	4,222	5,944
Deferred income taxes	400	300
Current portion of pension liability	12,100	9,700
Current liabilities of discontinued operations	745	1,507
Total current liabilities	120,947	103,304

Long-term debt	87,582	95,106
Long-term debt - related party	54,098	54,098
Long-term interest accrual - related party	20,849	11,797
Accrued pension liability	85,778	92,655
Other employee benefit liabilities	4,148	4,840
Deferred income taxes	4,224	4,429
Other liabilities	5,425	5,409
	383,051	371,638
Commitments and Contingencies

Stockholders' Deficit:
Preferred stock - $.01 par value; authorized 5,000 shares; issued and outstanding -0- shares	-	-
Common stock - $.01 par value; authorized 180,000 shares; issued and outstanding 12,179 shares	122	122
Accumulated other comprehensive loss	(119,098)	(118,402)
Additional paid-in capital	552,844	552,834
Accumulated deficit	(442,751)	(452,351)
Total stockholders' deficit	(8,883)	(17,797)
	$374,168	$353,841

WHX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2010	2009
Cash flows from operating activities:
Net income (loss)	$9,600	$(14,455)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,088	13,657
Non-cash stock based compensation	124	173
Amortization of debt related costs	1,065	1,329
Long-term interest on related party debt	9,052	6,870
Deferred income taxes	(124)	(141)
(Gain) loss on asset dispositions	(14)	59
Asset impairment charges	1,582	2,046
Goodwill impairment charge	-	1,140
Unrealized loss on derivatives	359	135
Reclassification of net cash settlements on derivative instruments	1,849	181
Net cash provided by operating activities of discontinued operations	323	6,862
Decrease (increase) in operating assets and liabilities:
Trade and other receivables	(24,452)	(3,446)
Inventories	(7,358)	4,140
Other current assets	(567)	971
Accrued interest expense-related party	1,167	972
Other current liabilities	15,138	4,529
Other items-net	169	(420)
Net cash provided by operating activities	21,001	24,602
Cash flows from investing activities:
Plant additions and improvements	(7,029)	(4,924)
Net cash settlements on derivative instruments	(1,849)	(181)
Proceeds from sales of assets	407	252
Proceeds from sales of investments	-	3,113
Net cash provided by investing activities of discontinued operations	-	2,601
Net cash provided by (used in) investing activities	(8,471)	861
Cash flows from financing activities:
Proceeds from term loans - domestic	-	9,328
Net revolver repayments	(7,188)	(4,286)
Net (repayments) proceeds of loans - foreign	(2,982)	249
Repayments of term loans	(6,390)	(23,732)
Deferred finance charges	(665)	(2,228)
Net change in overdrafts	4,446	1,089
Net cash used to repay debt of discontinued operations	-	(4,559)
Other	(123)	(208)
Net cash used in financing activities	(12,902)	(24,347)
Net change for the period	(372)	1,116
Effect of exchange rate changes on net cash	(101)	226
Cash and cash equivalents at beginning of period	8,796	8,656
Cash and cash equivalents at end of period	$8,323	$9,998

Non-cash investing activities:
Sale of property for mortgage note receivable	$630	$-

WHX CORPORATION
CONSOLIDATED SEGMENT DATA
(unaudited)

Statement of operations data:	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2010	2009	2010	2009

Net Sales:
Precious Metal	$32,721	$22,982	$95,508	$63,650
Tubing	24,580	18,782	73,240	56,371
Engineered Materials	62,833	56,055	174,088	153,180
Arlon Electronic Materials	18,665	13,154	54,631	44,034
Arlon Coated Materials	19,962	16,762	56,327	43,921
Kasco	15,044	14,582	46,127	45,666
Total net sales	$173,805	$142,317	$499,921	$406,822

Segment operating income (loss):
Precious Metal (b)	3,469	2,853	9,670	4,018
Tubing (c)	3,955	1,399	10,188	3,597
Engineered Materials	7,737	7,037	18,032	14,288
Arlon Electronic Materials (d)	2,060	(501)	6,296	2,305
Arlon Coated Materials (e)	949	682	2,395	(433)
Kasco (a)	672	494	534	2,264
Total	$18,842	$11,964	$47,115	$26,039

Unallocated corporate expenses & non operating units	(2,470)	(2,542)	(8,243)	(9,093)
Proceeds from insurance claims, net	231	3,000	231	3,000
Unallocated pension expense	(1,087)	(3,503)	(3,262)	(10,418)
Corporate restructuring costs	-	26	-	(636)
Asset impairment charge	-	-	-	(1,158)
Gain (loss) on disposal of assets	(4)	20	11	(60)
Income from continuing operations	$15,512	$8,965	$35,852	$7,674

(a)
The operating income of the Kasco segment for the nine month period ended September 30, 2010 includes asset impairment charges of $1.6 million.  In addition, the Kasco segment results include restructuring charges of $0.2 million and $0.4 million for the three and nine month periods ended September 30, 2010, respectively, relating to its Atlanta operation.  The segment results for the three and nine months ended September 30, 2009 include restructuring charges of $0.5 million relating to its EuroKasco operation.

(b)
Segment operating income for the Precious Metal segment for the nine months ended September 30, 2009 includes restructuring charges of $0.4 million relating to the closure of a facility in New Hampshire.  The results of the Precious Metal segment for the three and nine month periods ended September 30, 2009 also include $0.7 million of gain resulting from the liquidation of precious metal inventory valued at LIFO cost.

(c)
Segment operating income for the Tubing segment for the nine months ended September 30, 2009 includes non-cash asset impairment charges of $0.9 million to write-down to fair value certain equipment formerly used in the manufacture of a discontinued product line.

(d)
Segment operating results for the Arlon EM segment for the three and nine months ended September 30, 2009 include a $1.1 million goodwill impairment charge recorded to adjust the carrying value of one of the Arlon EM segment’s reporting units to its estimated fair value.

(e)
Segment operating results for the Arlon CM segment for the three and nine months ended September 30, 2009 include $0.1 million and $0.3 million of restructuring costs, respectively, related to the closure and relocation of an operation in Dallas Texas.

WHX Corporation
Supplemental Non-GAAP Disclosures
Adjusted EBITDA
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Income (loss) from continuing operations, net of tax	$6,247	$1,442	$10,675	$(11,668)
Add (Deduct):
Tax provision	958	261	2,426	427
Interest expense	6,740	6,693	20,220	18,768
Depreciation/amortization expense	4,296	4,512	13,088	13,657
Non-cash pension expense	1,087	3,521	3,262	10,436
Non-cash asset impairment charge	-	-	1,582	2,046
Non-cash effects of precious metal inventory	2,225	219	2,656	45
Non-cash cancellation of post retirement medical benefits	(684)	-	(659)	-
Goodwill impairment charge	-	1,140	-	1,140
Proceeds from insurance, net	(231)	(3,000)	(231)	(3,000)
(Gain)/loss fixed assets	4	(15)	(11)	60
Inactive operations	241	206	501	525
Non-cash stock-based compensation expense	78	15	125	164
Other, net	-	-	-	44
Adjusted EBITDA	$20,961	$14,994	$53,634	$32,644

CONTACT:	WHX Corporation
Glen Kassan, Vice Chairman of the Board and
Chief Executive Officer
914-461-1260

SOURCE:	WHX Corporation